ITEM 77C

Salomon Brothers Municipal Partners Fund

Sub-Item 77C (Matters submitted to a vote of security holders)

Registrant incorporates by reference Registrant's DEFA 14A
Filed on March 10, 2006.
(Accession No. 0000930413-06-001973)